Exhibit 99.1

VCA Inc. Reports Fourth Quarter 2014 Results and Provides Financial Guidance for 2015

  Revenue increased 10.2% to a fourth quarter record of $479.9 million
  Gross profit increased 13.2% to $99.0 million
  Operating income increased 14.7% to $52.7 million
  Diluted earnings per common share increased 17.9% to $0.33
  Non-GAAP diluted earnings per common share increased 19.4% to $0.37
  Acquired a quarterly record 24 independent animal hospitals

LOS ANGELES--(BUSINESS WIRE)--February 11, 2015--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the fourth quarter ended December 31, 2014, as follows: revenue increased 10.2% to a fourth quarter record of $479.9 million, gross profit increased 13.2% to $99.0 million, operating income increased 14.7% to $52.7 million, net income increased 16.3% to $29.9 million, and diluted earnings per common share increased 17.9% to $0.33. Non-GAAP diluted earnings per common share, which excludes acquisition-related amortization, increased 19.4% to $0.37.

We also reported our financial results for the twelve months ended December 31, 2014, as follows: revenue increased 6.4% to $1.9 billion, gross profit increased 8.6% to $444.6 million, operating income decreased 0.7% to $247.3 million, net income decreased 1.6% to $140.7 million, and diluted earnings per common share increased 0.7% to $1.54. Our financial results for the twelve months ended December 31, 2014, on a Non-GAAP basis, are as follows: gross profit increased 8.7% to $465.4 million, operating income increased 9.6% to $295.3 million, net income increased 10.3% to $166.3 million, and Non-GAAP diluted earnings per common share increased 12.5% to $1.89.

Our financial results for the twelve months ended December 31, 2014, included a non-cash impairment charge of $27.0 million, $17.0 million net of tax, or $0.19 per diluted common share, related to the write-down of goodwill and other long-lived assets in our Vetstreet business, included in our All Other segments category. Our results also included debt retirement costs of $1.7 million, $1.0 million net of tax, or $0.01 per common share, related to the refinancing of our senior credit facility. Our results for the twelve months ended December 31, 2013, included charges of $3.8 million, $2.3 million net of tax, or $0.03 per diluted common share, related to vacated properties that were consolidated into the then newly constructed VCA West Los Angeles Animal Hospital, as well as a non-cash inventory credit adjustment of $2.8 million, $1.7 million net of tax, or $0.02 per diluted common share.

Bob Antin, Chairman and CEO, stated, “We had another terrific quarter. We experienced solid internal revenue growth of 4.4% and 5.1% in our core Animal Hospital and Laboratory business segments, respectively. Our same-store Animal Hospital gross profit margins increased 80 basis points and our Laboratory gross profit margins increased an impressive 170 basis points. The positive momentum in our business has continued from the third quarter to the end of the year and we are optimistic about our overall growth prospects in 2015.

“Animal Hospital revenue in the fourth quarter of 2014 increased 10.9% to $380.7 million, driven by acquisitions made in the past twelve months and same-store revenue growth of 4.4%. Our same-store gross profit margin increased to 13.5% from 12.7% and our total gross margin increased to 13.2% from 12.5% in the prior-year quarter. During the quarter, we acquired a record 24 independent animal hospitals which had historical combined annual revenue of $68.5 million, bringing our year to date total to $122.5 million.

“Laboratory internal revenue in the fourth quarter of 2014 increased 5.1% to $83.9 million, driven by an increase in the average revenue per requisition of 5.2%. Our Laboratory gross profit margin increased to 46.0% from 44.3% and our operating margin increased to 35.8% from 34.4%.

“During the fourth quarter, we purchased 2.6 million shares of our common stock for $112.8 million. Since the Board authorized our share repurchase program, we have acquired 7.4 million shares of our common stock for $278.5 million from April 2013 through December 31, 2014."

2015 Financial Guidance

We provide the following financial guidance for the full year 2015:

  Revenue from $2.08 billion to $2.09 billion;
  Net income from $166 million to $175 million;
  Diluted earnings per common share from $2.00 to $2.10; and
  Non-GAAP diluted earnings per common share from $2.17 to $2.27.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our fourth quarter 2014 financial results during a conference call today, February 11th, at 9:00 a.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are 2015 Financial Guidance and other statements addressing our plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest network of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc. Condensed, Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Animal hospital	$380,694	$343,220	$1,514,878	$1,417,908
Laboratory	84,004	79,806	360,396	344,831
All other	33,871	29,283	115,785	112,740
Intercompany	(18,642)	(16,856)	(72,576)	(72,110)
	479,927	435,453	1,918,483	1,803,369

Direct costs	380,909	347,967	1,473,842	1,393,989

Gross profit:
Animal hospital	50,128	42,976	230,801	209,127
Laboratory	38,661	35,378	175,808	163,879
All other	10,871	9,538	38,624	38,601
Intercompany	(642)	(406)	(592)	(2,227)
	99,018	87,486	444,641	409,380

Selling, general and administrative expense:
Animal hospital	10,761	8,410	39,022	34,133
Laboratory	8,641	8,024	33,550	31,915
All other	9,674	8,368	33,456	32,941
Corporate	18,267	15,493	65,478	58,922
	47,343	40,295	171,506	157,911
Impairment of goodwill and other long-lived assets	—	—	27,019	—
Net (gain) loss on sale of assets	(979)	1,268	(1,152)	2,455
Operating income	52,654	45,923	247,268	249,014
Interest expense, net	5,215	4,110	17,779	18,549
Debt retirement costs	—	—	1,709	—
Other expense	41	203	219	90
Income before provision for income taxes	47,398	41,610	227,561	230,375
Provision for income taxes	17,489	15,882	86,878	87,453
Net income	29,909	25,728	140,683	142,922
Net income attributable to noncontrolling interests	1,550	1,011	5,245	5,411
Net income attributable to VCA Inc.	$28,359	$24,717	$135,438	$137,511

Diluted earnings per share	$0.33	$0.28	$1.54	$1.53

Weighted-average shares outstanding for diluted earnings per share	85,121	89,650	87,825	89,663

VCA Inc. Condensed, Consolidated Balance Sheets (Unaudited) (In thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$81,383	$125,029
Trade accounts receivable, net	60,482	59,900
Inventory	56,050	55,067
Prepaid expenses and other	36,924	25,417
Deferred income taxes	30,331	29,018
Prepaid income taxes	18,277	15,434
Total current assets	283,447	309,865
Property and equipment, net	468,041	448,366
Other assets:
Goodwill	1,415,861	1,321,234
Other intangible assets, net	88,175	86,671
Notes receivable, net	2,807	3,454
Deferred financing costs, net	7,874	2,987
Other	65,815	55,632
Total assets	$2,332,020	$2,228,209

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$19,356	$51,087
Accounts payable	46,284	36,962
Accrued payroll and related liabilities	64,359	57,337
Other accrued liabilities	67,219	58,762
Total current liabilities	197,218	204,148
Long-term debt, less current portion	775,412	568,558
Deferred income taxes	103,502	93,082
Other liabilities	33,190	34,127
Total liabilities	1,109,322	899,915
Redeemable noncontrolling interests	11,077	10,678
VCA Inc. stockholders’ equity:
Common stock	83	89
Additional paid-in capital	155,802	384,797
Retained earnings	1,064,158	928,720
Accumulated other comprehensive loss	(19,397)	(6,190)
Total VCA Inc. stockholders’ equity	1,200,646	1,307,416
Noncontrolling interests	10,975	10,200
Total equity	1,211,621	1,317,616
Total liabilities and equity	$2,332,020	$2,228,209

VCA Inc. Condensed, Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$140,683	$142,922
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill and other long-lived assets	27,019	—
Depreciation and amortization	79,427	77,409
Amortization of debt issue costs	1,391	1,245
Provision for uncollectible accounts	6,248	7,360
Debt retirement costs	1,709	—
Net (gain) loss on sale of assets	(1,152)	2,455
Share-based compensation	17,200	14,104
Deferred income taxes	8,853	18,064
Excess tax benefit from stock based compensation	(6,241)	(3,446)
Other	531	(377)
Changes in operating assets and liabilities:
Trade accounts receivable	(3,900)	(11,048)
Inventory, prepaid expense and other assets	(22,897)	(7,134)
Accounts payable and other accrued liabilities	11,597	557
Accrued payroll and related liabilities	6,782	6,502
Income taxes	2,960	7,759
Net cash provided by operating activities	270,210	256,372
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(138,490)	(52,688)
Real estate acquired in connection with business acquisitions	(9,017)	(5,328)
Property and equipment additions	(72,948)	(73,270)
Proceeds from sale of assets	3,904	7,096
Other	(2,691)	(2,541)
Net cash used in investing activities	(219,242)	(126,731)
Cash flows from financing activities:
Repayment of debt	(568,011)	(41,129)
Proceeds from issuance of long-term debt	600,000	—
Proceeds from revolving credit facility	135,000	—
Payment of financing costs	(7,987)	—
Distributions to noncontrolling interest partners	(5,009)	(4,866)
Purchase of noncontrolling interest	(326)	(6,581)
Proceeds from issuance of common stock under stock option plans	2,859	17,233
Excess tax benefit from stock based compensation	6,241	3,446
Repurchase of common stock	(255,108)	(39,367)
Other	(1,424)	(749)
Net cash used in financing activities	(93,765)	(72,013)
Effect of currency exchange rate changes on cash and cash equivalents	(849)	(1,034)
(Decrease) increase in cash and cash equivalents	(43,646)	56,594
Cash and cash equivalents at beginning of period	125,029	68,435
Cash and cash equivalents at end of period	$81,383	$125,029

VCA Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to VCA Inc., to Non-GAAP net income attributable to VCA Inc.(1)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2014	2013	2014	2013

Net income attributable to VCA Inc.	$28,359	$24,717	$135,438	$137,511
Vacant property adjustments(2)	—	—	—	3,804
Tax benefit from vacant property adjustments(2), (7)	—	—	—	(1,489)
Inventory adjustment(3)	—	—	—	(2,808)
Tax expense from inventory adjustment(3), (7)	—	—	—	1,099
Impairment of goodwill and other long-lived assets(4)	—	—	27,019	—
Tax benefit on impairment charge(4), (7)	—	—	(9,978)	—
Debt Retirement costs(5)	—	—	1,709	—
Tax benefit from debt retirement costs(5), (7)	—	—	(669)	—
Acquisitions related amortization(1)	5,434	4,781	21,039	20,934
Tax benefit from acquisitions related amortization(1), (7)	(2,127)	(1,871)	(8,235)	(8,194)

Non-GAAP net income attributable to VCA Inc.	$31,666	$27,627	$166,323	$150,857

Table #2	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of diluted earnings per share to Non-GAAP diluted earnings per share(1)
	2014	2013	2014	2013

Diluted earnings per share	$0.33	$0.28	$1.54	$1.53
Impact of vacant property adjustments, net of tax(2)	—	—	—	0.03
Impact of inventory adjustment, net of tax(3)	—	—	—	(0.02)
Impact of goodwill and other long-lived assets impairment, net of tax(4)	—	—	0.19	—
Impact of debt retirement costs, net of tax(5)	—	—	0.01	—
Impact of acquisitions related amortization, net of tax(1)	0.04	0.03	0.15	0.14

Non-GAAP diluted earnings per share	$0.37	$0.31	$1.89	$1.68
Shares used for computing diluted earnings per share	85,121	89,650	87,825	89,663

VCA Inc. Supplemental Operating Data (continued) (Unaudited - In thousands, except per share amounts)

Table #3
Reconciliation of consolidated gross profit to Non-GAAP consolidated gross profit(1)	December 31,		December 31,
	2014	2013	2014	2013

Consolidated gross profit	$99,018	$87,486	$444,641	$409,380
Impact of vacant property adjustments(2)	—	—	—	2,046
Impact of inventory adjustment(3)	—	—	—	(2,808)
Impact of rent expense adjustments(6)	—	—	—	(1,396)
Impact of acquisitions related amortization(1)	5,374	4,718	20,780	20,753

Non-GAAP consolidated gross profit	$104,392	$92,204	$465,421	$427,975
Non-GAAP consolidated gross profit margin	21.8%	21.2%	24.3%	23.7%

Table #4	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of consolidated operating income to Non-GAAP consolidated operating income(1)
	2014	2013	2014	2013

Consolidated operating income	$52,654	$45,923	$247,268	$249,014
Impact of vacant property adjustments(2)	—	—	—	3,804
Impact of inventory adjustment(3)	—	—	—	(2,808)
Impact of goodwill and other long-lived assets impairment(4)	—	—	27,019	—
Impact of rent expense adjustments(6)	—	—	—	(1,396)
Impact of acquisitions related amortization(1)	5,434	4,781	21,039	20,934

Non-GAAP consolidated operating income	$58,088	$50,704	$295,326	$269,548
Non-GAAP consolidated operating margin	12.1%	11.6%	15.4%	14.9%

_________________________________________________

(1)

Management believes that investors' understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

(2)

During the first quarter of 2013, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that was held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(3)	In the third quarter of 2013, we recorded a non-cash physical inventory adjustment in our Animal Hospital business segment which resulted in a $2.8 million credit adjustment to direct costs.

(4)	In the third quarter, we recognized a non-cash impairment charge of $27.0 million related to the write-down of goodwill and other long-lived assets in our Vetstreet business.

(5)	Also in the third quarter, we incurred debt retirement costs of $1.7 million related to the refinancing of our senior credit facility.

(6)	In the second quarter of 2013, we recorded a reduction in rent expense as a result of a capital lease that was previously treated as an operating lease in our Animal Hospital segment.

(7)	The rate used to calculate the tax benefit is the statutory rate of the applicable year.

VCA Inc. Supplemental Operating Data (continued) (Unaudited - In thousands, except per share amounts)

			As of
Table #5			December 31, 2014	December 31, 2013
Selected consolidated balance sheet data
Debt:
Senior term notes			$600,000	$556,914
Revolving credit			135,000	—
Other debt and capital leases			59,768	62,731
Total debt			$794,768	$619,645

	Three Months Ended December 31,		Twelve Months Ended December 31,
Table #6
Selected expense data	2014	2013	2014	2013

Rent expense	$18,463	$16,940	$69,747	$67,615

Depreciation and amortization included in direct costs:
Animal hospital	$15,822	$14,530	$60,395	$57,011
Laboratory	2,649	2,571	10,358	10,157
All other	824	1,519	5,731	5,122
Intercompany	(514)	(448)	(1,931)	(1,783)
	$18,781	$18,172	$74,553	$70,507
Depreciation and amortization included in selling, general and administrative expense	987	1,454	4,874	6,902
Total depreciation and amortization	$19,768	$19,626	$79,427	$77,409

Share-based compensation included in direct costs:
Laboratory	$216	$120	$653	$448

Share-based compensation included in selling, general and administrative expense:
Animal hospital	721	306	2,132	1,723
Laboratory	440	319	1,513	1,198
All other	237	236	842	794
Corporate	3,352	2,783	12,060	9,941
	4,750	3,644	16,547	13,656
Total share-based compensation	$4,966	$3,764	$17,200	$14,104

CONTACT:
VCA Inc.
Tomas Fuller
Chief Financial Officer
(310) 571-6505